Exhibit 99.1

Innodata Isogen Three University Plaza Hackensack, NJ 07601 Tel: (201) 371-2828 Fax: (201) 488-9099 www.innodata-isogen.com

FOR IMMEDIATE RELEASE

News Release

INNODATA ISOGEN NAMES O’NEIL NALAVADI CHIEF FINANCIAL OFFICER

•     Veteran CFO Brings Deep Experience in Outsourcing Sector

NEW YORK – October 15, 2009 – INNODATA ISOGEN, INC. (NASDAQ: INOD), a leading provider of outsourced services to media, information services and publishing companies, today announced that O’Neil Nalavadi will join the company as Senior Vice President and Chief Financial Officer (CFO) effective November 9.

Nalavadi will assume leadership of all strategic and operational finance functions, including financial planning, operational controls, budgeting, forecasting, accounting, taxation, compliance, reporting and performance management. Nalavadi will report to Jack Abuhoff, Chairman and Chief Executive Officer of Innodata Isogen. Jurgen Tanpho, who has served as Interim Chief Financial Officer since April, will resume his functions as a senior executive with various operational responsibilities.

“O’Neil Nalavadi brings a growth orientation and an in-depth understanding of operations and financial strategy as they relate to global outsourced business services, together with tremendous energy and leadership ability,” said Jack Abuhoff, Chairman and CEO of Innodata Isogen. “We’re delighted to welcome him to our team.”

Nalavadi has more than 20 years of experience in various strategic, financial and operational leadership roles with public and private companies, most recently serving as CFO to R Systems International Ltd., a provider of outsourced software product development and business process outsourcing (BPO) services. Prior to R Systems, Nalavadi served as a senior vice president at UB Group, a $5 billion diversified conglomerate, where he worked closely with its high-profile chairman Dr. Vijay Mallya on a variety of equity offerings, mergers and acquisitions, divestments and IPOs and served as CFO of UB Groups’ outsourced IT services company.

“Innodata Isogen is a dynamic company with significant opportunities for continued growth,” Nalavadi said. “To help realize these opportunities, Jack has assembled a talented leadership team focused on growing the company to the next level. It’s an exciting time to join and I’m looking forward to helping this team achieve great things.”

Nalavadi is a graduate of the University of Mumbai, where he was awarded a bachelor’s degree in Commerce and Economics with high honors, and is a qualified chartered accountant and member of the Institute of Chartered Accountants.

About Innodata Isogen

Innodata Isogen (NASDAQ: INOD), is a leading provider of knowledge process outsourcing (KPO) services, as well as publishing and related information technology (IT) services.

(continued)

Innodata Isogen News Release
October 15, 2009

We work as a product development partner to our clients, helping them meet their content creation and publishing challenges. We provide outsourcing services that draw upon onshore and offshore resources, proven project management and highly engineered processes and tools. We also help our clients improve their internal business operations with process and systems engineering. Our clients include leading enterprises in information-intensive industries such as media, publishing and information services, high technology, manufacturing, aerospace, defense, law, government and intelligence.

Recent honors include EContent Magazine’s EContent 100, KMWorld Magazine’s 100 Companies That Matter in Knowledge Management, the International Association of Outsourcing Professionals’ (IAOP) Global Outsourcing Top 100, D&B India’s Leading ITeS and BPO Companies and the Black Book of Outsourcing’s Top List of Leading Outsourcing Providers to the Printing and Publishing Business.

Headquartered in the New York metro area, Innodata Isogen has offices and operations in the United States, the United Kingdom, France, Israel, China, India, Sri Lanka, and the Philippines.

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “project,” “head start,” "believe," "expect," “should,” "anticipate," "indicate," "point to," “confident” and other similar expressions generally identify forward-looking statements, which speak only as of their dates.

These forward-looking statements are based largely on our current expectations, and are subject to a number of risks and uncertainties, including without limitation, the primarily at-will nature of the company's contracts with its customers and the ability of customers to reduce, delay or cancel projects, including projects that the company regards as recurring; continuing revenue concentration in a limited number of clients; continuing reliance on project-based work; inability to replace projects that are completed, cancelled or reduced; depressed market conditions; changes in external market factors; the ability and willingness of our customers and prospective customers to execute business plans which give rise to requirements for digital content and professional services in knowledge processing; difficulty in integrating and deriving synergies from acquisitions; potential undiscovered liabilities of companies that we acquire; changes in our business or growth strategy; the emergence of new or growing competitors; various other competitive and technological factors; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this release will occur.

Company Contact

Al Girardi
Vice President
Innodata Isogen, Inc.
agirardi@innodata-isogen.com
(201) 371-8034